Exhibit 99.1

News Release
Contact:
Larry Vale
Keane Investor Relations
617-241-9200 x 1290

Hugh Burnham
The Fortex Group
212-631-4251

KEANE REPORTS SECOND QUARTER 2006 FINANCIAL RESULTS

Q2 Performance Exceeds Earnings Guidance, and Positions the Company for a Solid 2007

BOSTON, July 19, 2006 — Keane, Inc. (NYSE: KEA), a leading business process and information technology (IT) services firm, today announced its results for the Second Quarter ended June 30, 2006.

Keane’s revenues for the Second Quarter 2006 were $242.6 million, consistent with the Company’s previous guidance and an increase of 2.0 percent from revenues of $237.8 million for the Second Quarter of 2005. Net income for the Second Quarter of 2006 was $9.4 million, an increase of 33.5 percent from net income of $7.0 million for the Second Quarter of 2005. Diluted earnings per share (EPS) for the Second Quarter of 2006 was $.15, above the Company’s previous guidance, compared to EPS of $.11 for the Second Quarter of 2005.

Keane’s management believes that cash performance is the primary driver of long-term per share value. As such, Keane’s management views diluted cash earnings per share (CEPS(1)) as an important indicator of performance that helps investors gain a meaningful understanding of the Company’s core operating results and future prospects, consistent with the manner in which management measures and forecasts the Company’s performance. CEPS for the Second Quarter of 2006 was $.21, above the Company’s previous guidance, compared to CEPS of $.14 for the same period last year.

Keane continued to move forward with its One Keane transformation initiative during the Second Quarter. The goal of the One Keane transformation is to enable the Company to improve its operational effectiveness and accelerate revenue growth and profitability. The implementation of a new operating model with integrated global Business Lines and Vertical Practices is intended to enable the Company to significantly reduce costs by eliminating redundancy associated with its legacy operating model. Keane continued to implement its new operating model in the Second Quarter, including the alignment of its entire billable consulting staff with a global Business Line, and the training of its sales and delivery

(1)             CEPS excludes amortization of intangible assets, stock-based compensation, and restructuring charges, net. CEPS is not a measurement in accordance with Generally Accepted Accounting Principles (GAAP) and is not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP. See reconciliation of EPS to CEPS in the accompanying financial data schedules.

leaders. Keane’s improved profitability in the Second Quarter can be attributed in part to the progress it has made with the One Keane transformation. During the remainder of 2006, the focus of the transformation will be growing sales and leveraging Keane’s India operations.

“The members of the Office of the President are committed to the successful implementation of our strategy and transformation. We are focused on driving the business forward to position the Company for a strong 2007,” said John Leahy, interim president and CEO, member of the Office of the President, and executive vice president and chief financial officer of Keane. “Keane’s Second Quarter financial results are encouraging. We generated significant cash, as cash from operations totaled $30.4 million for the quarter, and we have achieved year-over-year growth in revenue and profits.”

Second Quarter 2006 Highlights:

•   Higher Net Income: Net income was $9.4 million, an increase of 33.5 percent compared to the Second Quarter of 2005, and was positively impacted by lower costs resulting from our One Keane initiative. Net income was negatively impacted by $1.3 million or $0.8 million after tax in settlement and legal costs related to allegations against our former CEO, and $1.4 million or $0.9 million after tax in restructuring costs related to our transformation.

•   Improved Cash EPS: Cash EPS was $.21 per share, up from $.14 in the Second Quarter of 2005.

•   Decrease in SG&A: SG&A was $51.6 million, or 21.3 percent of total revenues, a decrease of 240 basis points compared to the Second Quarter of 2005. The decrease in SG&A in the Second Quarter was primarily due to lower personnel costs and incentive compensation in the quarter.

•   Strong Cash from Operations: Keane generated $30.4 million in cash from operations in the quarter.

•   Solid Bookings: Bookings remained solid at $239 million, and we have launched two new initiatives to help increase demand and drive sales for the remainder of the year.

•   Client Engagements: Keane secured new engagements with both new and existing clients, across multiple industries, including: Network Appliance, UBS, and Baker Hughes.

•   TTA Engagement: Since winning the $367 million contract with the State Government of Victoria, Australia’s Transport Ticketing Authority (TTA) in July 2005, Keane Australia Micropayment Consortium (Kamco) continues to make progress toward deliverables. In Q2, Kamco received milestone payments of $13.3 million ($18.1 million AUD) from the TTA.

•   Increase in Indian headcount: Keane increased its headcount in India by nearly 7% or 200 professionals since March 2006. Keane now employs approximately 3,000 professionals in India.

•   Accolades: Keane received several awards including:

•                  Becoming one of first seven facilities in the United States to receive the prestigious ISO 27001:2005 certification on information security. Keane was also one of the first five companies in India, and first ten in the world, to receive this certification.

•                  Ranking #10 “all time best performer” in the Boston Globe’s Globe 100. This award measures the best Massachusetts businesses by how well they increased sales, profits, and returns for shareholders in their aggregate performance in these categories over the past 18 years.

•                  Ranking #20 healthcare IT provider in the 13th annual Healthcare Informatics 100.

•                  Winning the “Best of the Best” award for a Testing white paper at the 6th annual International Software Testing Conference 2006 in New Delhi, India.

“Keane’s Board of Directors and the Office of the President are absolutely committed to the One Keane transformation initiative,” said Richard Garnick, president of North American Services and Global Business Lines, and a member of the Office of the President. “Our next step is to better position the Company as a strong offshore competitor and to mobilize our sales team. We believe that our strategy is right and we are focused on driving sales and generating strong results.”

Business Outlook:

Keane estimates revenues for the Third Quarter of 2006 to be in the range of $240 million to $250 million, EPS to be in the range of $.13 to $.15, and CEPS to be in the range of $.18 to $.20.

Conference Call:

Keane will host a conference call today at 8:30 a.m. ET to discuss these results. Interested parties may access the call via the Internet at www.keane.com/investors/earnings.html or may dial 800-438-7212 (706-643-3476 from outside North America) and ask for the Keane call referencing reservation number 2380798. A replay of the call will be available beginning at approximately 10:30 a.m. ET today, through 5:00 p.m. ET on July 28. The replay may be accessed via the Internet at www.keane.com/investors or by calling 800-642-1687 (706-645-9291 from outside North America) and referencing reservation number 2380798.

About Keane

In business since 1965, Keane, Inc. (NYSE: KEA) is a leading business process and IT services firm. Keane delivers Application and Business Process Services to help clients transform their business and IT operations to achieve demonstrable, measurable, and sustainable business benefit. As a trusted advisor and partner for its clients, Keane solves real business issues through the development and implementation of cost-effective, change-oriented, industry-specific solutions.

Specifically, Keane delivers highly synergistic application and business process services, including Application Development and Integration Services, Architecture Services, Application Outsourcing, Program Management, and Testing, as well as Business Transformation Services including Business Process Outsourcing. Keane believes that business and IT improvements are best realized by streamlining and optimizing business and IT processes, implementing rigorous management disciplines, and fostering a culture of accountability through meaningful performance metrics. Based in Boston, Mass., Keane delivers its services throughout the United States, Australia, Canada, India, and the United Kingdom. For more information, visit www.keane.com.

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Safe Harbor for Forward-Looking Statements:

This press release contains a number of forward-looking statements concerning Keane’s current expectations as to future growth and its results of operations. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates,” “intends,” “may,” “projects,” “will,” “would,” and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: political and economic conditions in India, the loss of one or more major clients, unanticipated disruptions to Keane’s business, the execution and successful completion of contracts evidencing the new bookings referred to in this release, the successful completion of software development or management projects, the availability and utilization rate of professional staff, and other factors detailed under the caption “Risk Factors” in Keane’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, which important factors are incorporated herein by this reference. Keane disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release, including the potential impact of any future acquisitions, mergers, or dispositions it may make.

Keane, Inc
Condensed Consolidated Statements of Income (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
	(In thousands except per share amounts)		(In thousands except per share amounts)
Revenues	$242,635	$237,818	$486,212	$470,022
Operating expenses
Salaries, wages, and other direct costs	171,510	166,461	344,761	328,654
Selling, general, and administrative expenses	51,606	56,304	107,488	110,476
Amortization of intangible assets	3,855	3,860	7,706	7,930
Restructuring charges, net	1,390	—	2,661	—
Operating income	14,274	11,193	23,596	22,962
Other income (expense)
Interest and dividend income	1,285	1,128	2,485	2,233
Interest expense	(1,672)	(1,406)	(3,068)	(2,822)
Other (expense) income, net	284	(174)	(121)	(190)
Minority interest	11	190	(16)	873
Income before income taxes	14,182	10,931	22,876	23,056
Provision for income taxes	4,783	3,888	8,087	8,738
Net income	$9,399	$7,043	$14,789	$14,318
Basic earnings per share	$0.16	$0.11	$0.25	$0.23
Diluted earnings per share	$0.15	$0.11	$0.24	$0.22
Basic weighted average common shares outstanding	57,755	61,675	58,099	61,932
Diluted weighted average common shares and common share equivalents outstanding	66,470	70,492	66,706	70,776

Reconciliation of GAAP Diluted EPS to CEPS(1)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Net income	$9,399	$7,043	$14,789	$14,318
Add (Subtract):
Interest expense related to convertible debentures	970	970	1,940	1,940
Related tax effect	(396)	(396)	(792)	(792)
Net income for Diluted EPS	$9,973	$7,617	$15,937	$15,466
Amortization of intangible assets and stock-based compensation	4,837	4,001	9,210	8,211
Restructuring charges, net	1,390	—	2,661	—
Related tax effect	(2,100)	(1,423)	(4,197)	(3,112)
Adjusted net income for CEPS	$14,100	$10,195	$23,611	$20,565
Diluted CEPS	$0.21	$0.14	$0.35	$0.29

(1)             Keane’s management believes that cash performance is the primary driver of long-term per share value. As such, Keane’s management views diluted cash earnings per share (CEPS) as an important indicator of performance that helps investors to gain a meaningful understanding of our core operating results and future prospects, consistent with the manner in which management measures and forecasts the Company’s performance. CEPS excludes amortization of intangible assets, stock-based compensation, and restructuring charges, net. CEPS is not a measurement in accordance with Generally Accepted Accounting Principles (GAAP) and is not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP.

Keane, Inc.
Condensed Consolidated Balance Sheets (Unaudited)

	As of June 30,	As of December 31,
	2006	2005
	(In thousands)
Assets
Current:
Cash and cash equivalents	$74,124	$71,570
Restricted cash	855	1,745
Marketable securities	76,537	95,796
Accounts receivable, net	172,485	160,019
Prepaid expenses and deferred taxes	29,721	16,954
Total current assets	353,722	346,084
Marketable securities, long-term	$13,894	$—
Property and equipment, net	75,506	77,583
Goodwill	315,797	314,536
Customer lists, net	35,058	41,050
Other intangible assets, net	4,475	6,173
Deferred contract costs associated with the TTA agreement	21,607	8,550
Other assets, net	13,326	13,318
Total assets	$833,385	$807,294

Liabilities
Current:
Short-term debt	$3	$7
Accounts payable	6,608	11,489
Accrued restructuring	2,275	2,781
Deferred revenue	8,757	6,932
Accrued compensation	36,952	44,835
Accrued expenses and other current liabilities	52,000	46,529
Total current liabilities	106,595	112,573
Long-term debt	150,000	150,001
Accrued long-term building costs	38,716	39,004
Accrued long-term restructuring	2,599	2,823
Other long-term liabilities	13,354	16,493
Deferred long-term revenue	23,465	11,155
Deferred income taxes	36,005	30,864
Total liabilities	370,734	362,913
Minority interest	3,785	3,769

Equity
Stockholders’ equity	458,866	440,612
Total liability and stockholders’ equity	$833,385	$807,294

Keane, Inc.
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Six Months Ended June 30,
	2006	2005
Cash flows from operating activities:
Net income	$14,789	$14,318
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	15,538	14,200
Changes in operating assets and liabilities, net of acquisitions and other, net	(21,848)	(19,219)
Net cash provided by operating activities	8,479	9,299

Cash flows from investing activities:
Proceeds from sales and maturities of investments, net of purchases	5,561	9,778
Purchase of property and equipment	(6,251)	(7,931)
Payments for current year and prior year acquisitions, net of cash acquired	(3,333)	(4,392)
Other, net	886	808
Net cash (used for) investing activities	(3,137)	(1,737)

Cash flows from financing activities:
Proceeds from issuance of common stock	6,226	2,353
Repurchase of common stock	(9,290)	(17,563)
Other, net	(5)	(161)
Net cash (used for) financing activities	(3,069)	(15,371)
Effect of exchange rate changes on cash	281	(6)
Net (decrease) increase in cash and cash equivalents	2,554	(7,815)
Cash and cash equivalents at beginning of period	$71,570	67,488
Cash and cash equivalents at end of period	$74,124	$59,673

Keane, Inc.
Selected Financial Data (Unaudited)

	Three Months Ended June 30,				Six Months Ended June 30,
			Increase (Decrease)				Increase (Decrease)
	2006	2005	$	%	2006	2005	$	%
	(Dollars in thousands)				(Dollars in thousands)
Reconciliation of GAAP Net Income to EBITDA(1)
Net income	$9,399	$7,043	$2,356	33.5%	$14,789	$14,318	$471	3.3%
Add (Subtract):
Provision for income taxes	4,783	3,888	895	23.0%	8,087	8,738	(651)	-7.5%
Amortization of intangible assets	3,855	3,860	(5)	-0.1%	7,706	7,930	(224)	-2.8%
Stock-based compensation, allocated as follows:
Salaries, wages and other direct costs	15	—	15	n/m	29	—	29	n/m
Selling, general and administrative expenses	967	141	826	n/m	1,475	281	1,194	n/m
Restructuring charges, net	1,390	—	1,390	n/m	2,661	—	2,661	n/m
Depreciation	4,098	3,175	923	29.1%	7,832	6,270	1,562	24.9%
Interest and dividend income	(1,285)	(1,128)	(157)	13.9%	(2,485)	(2,233)	(252)	11.3%
Interest expense	1,672	1,406	266	18.9%	3,068	2,822	246	8.7%
EBITDA	$24,894	$18,385	$6,509	35.4%	$43,162	$38,126	$5,036	13.2%

Service Line Revenues
Outsourcing	$123,362	$119,111	$4,251	3.6%	$243,706	$236,373	$7,333	3.1%
Development & Integration	39,959	42,784	(2,825)	-6.6%	80,965	84,010	(3,045)	-3.6%
Other Services	79,314	75,923	3,391	4.5%	161,541	149,639	11,902	8.0%
Total	$242,635	$237,818	$4,817	2.0%	$486,212	$470,022	$16,190	3.4%

Service Line Bookings(2)
Outsourcing	$82,330	$130,825	$(48,495)	-37.1%	$175,178	$247,437	$(72,259)	-29.2%
Development & Integration	45,377	40,079	5,298	13.2%	93,120	86,778	6,342	7.3%
Other Services	111,342	88,264	23,078	26.1%	214,934	193,072	21,862	11.3%
Total	$239,049	$259,168	$(20,119)	-7.8%	$483,232	$527,287	$(44,055)	-8.4%

Gross Margin
Revenues	$242,635	$237,818	$4,817	2.0%	$486,212	$470,022	$16,190	3.4%
Salaries, wages, and other direct costs	(171,510)	(166,461)	(5,049)	3.0%	(344,761)	(328,654)	(16,107)	4.9%
Gross Margin	$71,125	$71,357	$(232)	-0.3%	$141,451	$141,368	$83	0.1%
Gross Margin%	29.3%	30.0%			29.1%	30.1%

Days Sales Outstanding (DSO)(3)	63	54	9	16.7%

n/m:    not meaningful

(1)             EBITDA represents earnings before net interest, income taxes, depreciation, amortization of intangible assets, stock-based compensation and restructuring charges, net. EBITDA is a non-GAAP (Generally Accepted Accounting Principles) financial measure that Keane’s management believes is an important indicator of Keane’s liquidity. Keane’s calculation of EBITDA may not be consistent with EBITDA measures of other companies. This non-GAAP measure should be used in addition to, but not as a substitute for, the analysis provided in the condensed consolidated statements of income.

(2)             Bookings represent the engagement value of contracts signed in the current reporting period.

(3)             DSO is calculated using trailing three months total revenues divided by the number of days in the period to determine daily revenues. The average accounts receivable balance for the three-month period is then divided by daily revenues.

Keane, Inc.
Realignment of Service Offering Categories for 2005 Quarterly Results (Unaudited)

	Revised	Revised	Revised	Revised	Revised
	Q1-2005	Q2-2005	Q3-2005	Q4-2005	YTD 2005
Service Line Revenues(1)	(in thousands)
Outsourcing	$117,262	$119,111	$118,655	$120,622	$475,650
Development & Integration	41,226	42,784	43,052	45,547	172,609
Other Services	73,716	75,923	77,856	80,101	307,596
Total	$232,204	$237,818	$239,563	$246,270	$955,855

Service Line Bookings(1)(2)
Outsourcing	$116,612	$130,825	$342,385	$130,829	$720,651
Development & Integration	46,699	40,079	155,126	29,270	271,174
Other Services	104,808	88,264	102,897	79,626	375,595
Total	$268,119	$259,168	$600,408	$239,725	$1,367,420

(1)             During the First Quarter of 2006, certain reclassifications were made to previously reported service line amounts. These reclassifications conform the grouping of certain business offerings within service lines to the current presentation and do not impact the total amounts previously reported.

(2)             Bookings represent the engagement value of contracts signed in the current reporting period.